ANNUITY SCHEDULE PAGE

ANNUITY NUMBER: [001-00001]    ISSUE DATE: [March 1, 2013]

TYPE OF BUSINESS: [Non-Qualified]

OWNER: [John Doe DCD FBO Jack Doe]     DATE OF BIRTH:             SEX:

KEY LIFE: [Jack Doe]     DATE OF BIRTH: [October 21,1975]    SEX: [Male]

ALLOCATION OF INITIAL PUCHASE PAYMENT

PURCHASE PAYMENT: [$100,000.00]

VARIABLE SUB-ACCOUNT ALLOCATION PERCENTAGE:
[[VA Fund 1]                    10%]
[VA Fund 2]                    10%]
[VA Fund 3]                    10%]
[VA Fund 4]                    10%]
[VA Fund 5]                    10%]]

INDEX STRATEGY ALLOCATION PERCENTAGE:
[[Point to Point with Cap Index Strategy]        20%]
[Tiered Participation Rate Index Strategy]    20%]
[Step Rate Plus Index Strategy]            10%]]

HOLDING ACCOUNT PERIOD: [30] Days from the Issue Date

PURCHASE PAYMENT AGE LIMITATION: No Additional Purchase Payments accepted

MINIMUM ADDITIONAL PURCHASE PAYMENT: Not applicable

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS: Not applicable

WITHDRAWALS

MAXIMUM FREE WITHDRAWAL PERCENTAGE: [10%]

MINIMUM WITHDRAWAL AMOUNT: [$100]

MINIMUM SURRENDER VALUE AFTER A PARTIAL WITHDRAWAL: [$2,000]

ALLOCATION OF ACCOUNT VALUE

MINIMUM VARIABLE SUB-ACCOUNT AMOUNT: [$20]

MINIMUM INDEX STRATEGY AMOUNT: [$2,000]

RILA-SCH-DCD(11/19)

ANNUITY SCHEDULE PAGE (continued)

CHARGES

INSURANCE CHARGE:

MORTALITY AND EXPENSE RISK CHARGE: [

For Purchase Payments less than $1,000,000 the Insurance Charge is [1.15%]

For Purchase Payments of $1,000,000 or more the Insurance Charge is reduced to [1.05%]]

ADMINISTRATION CHARGE: [0.15%]

CONTINGENT DEFERRED SALES CHARGE:    The Contingent Deferred Sales Charge for each Purchase Payment is a percentage of the Purchase Payment being withdrawn that is in excess of the Free Withdrawal amount.  The charge decreases as the Purchase Payment ages.  The aging of a Purchase Payment is measured from the date it is allocated to your Annuity.The charge percentage is shown below.  The charge is deducted from the Allocation Options in the same proportion as the withdrawal upon which it is assessed.

[Age of Purchase Payment Being Withdrawn
Year 0-1	Year 1-2	Year 2-3	Year 3-4	Year 4-5	Year 5-6	Year 6 or older
7%	7%	6%	5%	4%	3%	0.00]

ANNUITIZATION

LATEST AVAILABLE ANNUITY DATE: Not applicable

EARLIEST AVAILABLE ANNUITY DATE: Not applicable

MINIMUM ANNUITY PAYMENT: Not applicable

MINIMUM SURRENDER VALUE AT ANNUITIZATION: Not applicable

SEPARATE ACCOUNT(S):

VARIABLE SEPARATE ACCOUNT(S): [Prudential Annuities Life Assurance Corporation Variable Account B]

INDEX STRATEGIES SEPARATE ACCOUNT(S): [Prudential Annuities Life Assurance Corporation Index Strategies Separate Account]

RIDERS AND ENDORSEMENTS MADE A PART OF THE ANNUITY ON THE ISSUE DATE:
[Medically Related Surrender Endorsement
Point to Point with Cap Index Strategy Endorsement
Tiered Participation Rate Index Strategy Endorsment
Step Rate Plus Index Strategy Endorsement]

RILA-SCH-DCD(11/19)    2